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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 2, 1999 (except with respect to the matter discussed in Note 15 to the consolidated financial statements as to which the date is March 26,
1999) included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-20999, File No. 333-46647, File No. 333-56237 and File No. 333-69653) and Forms S-8 (File No. 333-14243 and
File No. 333-28427).


                                                  /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
  March 31, 1999